Exhibit 99.2

Upstart Announces Upsize and Pricing of Offering of $600,000,000 of 0% Convertible Senior Notes Due 2032

August 11, 2025

SAN MATEO, Calif.—(BUSINESS WIRE)—August 11, 2025 — Upstart Holdings, Inc. (NASDAQ: UPST) today announced the pricing of $600,000,000 aggregate principal amount of 0% Convertible Senior Notes due 2032 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $500,000,000. Upstart also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $90,000,000 aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on August 14, 2025, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Upstart. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on February 15, 2032, unless earlier redeemed, repurchased, or converted. Upstart may not redeem the notes prior to August 20, 2028. Upstart may redeem for cash all or any portion of the notes, at its option, on or after August 20, 2028, if the last reported sale price of Upstart’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Upstart provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Upstart is not required to redeem or retire the notes periodically. Holders of the notes will have the right to require Upstart to repurchase for cash all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible at an initial conversion rate of 12.1215 shares of Upstart’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $82.50 per share, which represents a conversion premium of approximately 30% to the last reported sale price of $63.46 per share of Upstart’s common stock on The Nasdaq Global Select Market on August 11, 2025).

Prior to the close of business on the business day immediately preceding November 15, 2031, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after November 15, 2031 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Upstart’s common stock, or a combination thereof, at Upstart’s election.

Upstart estimates that the net proceeds from the offering will be approximately $587.3 million (or approximately $675.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Upstart. Upstart intends to use $48.0 million of the net proceeds to pay the cost of the capped call transactions described below. Upstart also intends to use approximately $224.4 million of the net proceeds from the offering to repurchase for cash approximately $232.6 million aggregate principal amount of its outstanding 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”) in privately negotiated transactions with certain holders of the 2026 Notes entered into concurrently with the pricing of the notes. Upstart intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include the repayment or the retirement of existing debt, including the repurchase or retirement of the 2026 Notes in the future.

In connection with the pricing of the notes, Upstart entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are expected generally to reduce the potential dilution to Upstart’s common stock upon any conversion of notes and/or offset any cash payments Upstart is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $126.92 per share, which represents a premium of 100% over the last reported sale price of Upstart’s common stock of $63.46 per share on August 11, 2025 and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Upstart expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.

Upstart has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Upstart’s common stock and/or enter into various derivative transactions with respect to Upstart’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Upstart’s common stock or the notes at that time. In addition, Upstart has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Upstart’s common stock and/or purchasing or selling shares of Upstart’s common stock or other securities of Upstart in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period related to a conversion of the notes, in connection with any fundamental change repurchase or redemption of the notes and, to the extent Upstart unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or prevent an increase or a decrease in the market price of Upstart’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Upstart also expects that holders that have agreed to sell their 2026 Notes to Upstart may enter into or unwind various derivatives with respect to Upstart’s common stock (including entering into or unwinding derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase shares of Upstart’s common stock concurrently with or shortly after the pricing of the notes. In particular, Upstart expects that many holders of the 2026 Notes employ a convertible arbitrage strategy with respect to the 2026 Notes and have a short position with respect to Upstart’s common stock that they would close out through purchases of Upstart’s common stock and/or the unwinding of various derivatives with respect to Upstart’s common stock, as the case may be, in connection with Upstart’s repurchase of the 2026 Notes. This activity could increase (or reduce the size of any decrease in) the market price of Upstart’s common stock, which may also affect the trading price of the notes at that time, and could result in a higher effective conversion price for the notes.

In connection with the issuance of its 2026 Notes, Upstart entered into capped call transactions (the “2026 capped call transactions”) with certain financial institutions including certain of the initial purchasers or their affiliates (the “2026 capped call counterparties”). In connection with Upstart’s repurchase of a portion of the 2026 Notes as described above, Upstart entered into privately negotiated agreements with the 2026 capped call counterparties concurrently with the pricing of the notes to terminate a portion of the 2026 capped call transactions corresponding to the aggregate principal amount of the 2026 Notes repurchased. In connection with the partial termination of the 2026 capped call transactions, Upstart expects the 2026 capped call counterparties or their respective affiliates to sell shares of Upstart’s common stock and/or unwind various derivatives with respect to Upstart’s common stock to unwind their hedge in connection with the terminated portion of the 2026 capped call transactions. Such activity could decrease, or reduce the size of any increase in, the market price of Upstart’s common stock at that time and could decrease, or reduce the size of any increase in, the market value of the notes at that time.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of Upstart’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

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